SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that we have been informed by the operator that the Stuart #60-8 Well in Texas is now scheduled to be fraced the week of March 13, 2005.  The frac will target the Big Saline formation. There have been unexpected delays to this point on this well, but the operator expects that all will be ready to go mid-March.  The operator is planning on conducting the largest frac on the Big Saline formation that they have ever performed.  Enbridge Pipeline has been contacted for a hook-up of the well to an existing tap on a sales line located about 500 feet from our wellhead.  It is very critical that when the zone is flowing gas and water, it is best to not shut the well in for any circumstances, this is why the frac is scheduled for mid-March.

Bernard McDougall, our president stated, “It has been frustrating for MSEV’s management and shareholders over the past month while we were expecting news from this well already.  However, outside circumstances have caused the well to be delayed.  Realizing this the well will be fraced shortly and the remaining two wells on this prospect will commence right after the frac is completed.  At this time oil and gas prices are moving to higher levels and any new discoveries should be seen as a very positive step in the growth of MSEV.  Our well in Alberta continues to flow and at this time we have more production and revenue than any other point in MSEV’s history.  We are excited about the future of the company and feel confident that a steady flow of news will be occurring again when the news from our Texas wells are known, and other projects are consummated.”

The Enchant Well in Alberta, Canada was recently put on line for sales.  Anadarko Canada stated initial flow rates of approximately 49 barrels of oil per day and the well is continuing to flow.  The operator of the well feels that with a chemical stimulation, the well could flow at an even higher rate.  An extensive plan is now being devised to fully exploit this prospect in the near future.

We are making a more concerted effort to market our self to prospective shareholders.  The marketing campaign has commenced and will be occurring throughout the coming months as drilling results from our Texas and Canadian prospects are announced.

We are an emerging oil and gas company with both oil and gas producing properties.  Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 16 independent sources of oil and/or gas revenue.  Our production is from ten oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         February 28, 2005